SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)


Check  the  appropriate  box:

[X ]      Preliminary  Information  Statement
[__] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[__]      Definitive  Information  Statement


                  SINGLE SOURCE FINANCIAL SERVICES CORPORATION

                  (Name of Registrant as Specified in Charter)


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            pursuant to  Exchange  Act  Rule  O-11  (Set  forth the amount on which the filing fee is calculated and state how it was determined):

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[__]        Check  box if any part of the fee is offset as provided by Exchange
            Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4)     Date  Filed:

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                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of Single Source Financial Services Corporation, a New York corporation (the "Company") in connection with the prior receipt by the Board of Directors of the Company and approval by written consent of the holders of a majority of the Company's Common Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation of the Company to (i) effectuate a four (4) for one
(1) forward stock split of the Company's issued and outstanding common stock, and (ii) authorize a class of preferred stock. This information statement is being first sent to stockholders on or about October 10, 2001. The Company anticipates that the Amendment and the stock split will become effective on or about November 1, 2001.

VOTE  REQUIRED

     The vote that is required to approve the Proposal is the affirmative vote of shareholders representing a majority of the shares which are entitled to vote on such matters.

     The record date for purposes of determining the number of outstanding shares of common stock of the Company, and for determining stockholders entitled to vote, is the close of business on September 27, 2001 (the "Record Date"), the business day after the Board of Directors of the Company adopted the resolution approving and recommending the Proposal. As of the Record Date, the Company had 11,845,705 shares of common stock outstanding, and no shares of preferred stock outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Pacific Stock Transfer, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120, telephone number (702) 361-3033.

VOTE  OBTAINED  -  SECTION  615  NEW  YORK  BUSINESS  CORPORATION  LAW

     Section 615 of the New York Business Corporation Law (the "New York Law") and Article II Section 11 of the Company bylaws, provide that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section
803 of the New York Law, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

     Pursuant to Section 615 of the New York Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended

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to  provide  such  notice. No dissenters' or appraisal rights under the New York
Law are afforded to the Company's stockholders as a result of the approval of the Proposals.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     On September 26, 2001 the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to
(i) effectuate a 4-for-1 forward stock split of the presently issued and outstanding shares of common stock, and to (ii) authorize a new class of preferred stock, the right, privileges, and preferences of which are to be determined by the Board of Directors from time to time. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information
Statement  as  Appendix  A.

FORWARD  STOCK  SPLIT

     On September 26, 2001, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's common stock for action by written consent the proposed amendment to Article 4 of the Company's Articles of Incorporation to effectuate a 4-for-1 forward stock split of the presently issued and outstanding shares of common stock. The Board of Directors has fixed the close of business on September 27, 2001 as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of the record date, the Company had outstanding 11,845,705 shares of common stock held by approximately 1,350 shareholders of record. The Board of Directors further elected that any fractional shares created as a result of the forward stock split would be rounded up to the nearest whole share. After the forward stock split, there will be approximately 47,882,820 shares of common stock issued and outstanding.

     The Board of Directors believes that it is advisable and in the Company's best interests to increase the number of shares outstanding in order to increase the liquidity in the public marketplace for the Company's common stock, and to provide the Company with more flexibility when raising capital and completing acquisitions. Authorized but unissued shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. This step is necessary, in the judgment of the Board of Directors, in order to attract potential new equity capital and carry out the Company's business objectives.

     The Amendment will become effective upon filing the Amendment to the Company's Articles of Incorporation, anticipated to be approximately November 1, 2001.

AUTHORIZE  A  CLASS  OF  PREFERRED  STOCK

     On September 26, 2001, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's common stock for action by written consent the proposed amendment to Article 4 of the Company's Articles of Incorporation to authorize a class of preferred stock, consisting of up to 10,000,000 shares, par value $0.0001 per share, the right, privilege, and preferences of which would be determined by the Board of Directors, in their sole discretion, from time to time.

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The  Board  of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of preferred stock in an amount adequate to provide for the Company's future needs. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. This step is necessary, in the judgment of the Board of Directors, in order to attract potential new equity capital and carry out the Company's business objectives.

     The Amendment will become effective upon filing the Amendment to the Company's Articles of Incorporation, anticipated to be approximately November 1, 2001.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 27, 2001, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.



                    Name and Address of      Amount and Nature of   Percent
                                                                    -------
   Title of Class   Beneficial Owner (1)     Beneficial Ownership   of Class (2)
   --------------   --------------------     --------------------   -----------


     Common         Brandon  Becker (3)          2,651,653             22.4%
     Stock

     Common         Kendra  Becker                 918,171              7.8%
     Stock          12166  Sunset  Boulevard
                    Los  Angeles,  CA  90049

     Common         Pamela  Becker  (3)            935,533              7.9%
     Stock

     Common         Arlene  Rosenblatt (3)       1,435,533             12.1%
     Stock

     Common         Julie  Rosenblatt              918,171              7.8%
     Stock          247  Bay  Street
                    Santa  Monica,  CA  90405


     Common         Arnold  F.  Sock (3)         1,421,875             12.0%
     Stock

     Common         Harry  L.  Wilson (3)          254,231              2.1%
     Stock

                    All  Officers  and           6,698,825             56.6%
                    Directors as  a  Group
                    (5 Persons)



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(1)     Unless  otherwise  noted,  the address of each shareholder is c/o Single
Source Financial Services Corporation, 10780 Santa Monica Boulevard, Suite 240, Los Angeles, CA 90025.

(2)     Based  on  11,845,705  shares  of  common  stock  outstanding.

(3)     Indicates  an  Officer  or  Director  of  the  Company.

     The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

COMPLIANCE  WITH  SECTION  16(a)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, as of the date of this Information Statement, all officers and directors are in the process of completing initial questionnaires for the completion of the appropriate forms to be filed, and they are currently being prepared.



                              By  order  of  the  Board  of  Directors

                              /s/  Arnold  F.  Stock
                              _______________________________
                              Arnold  F.  Sock,  President

Los  Angeles,  California
September  28,  2001

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                                    EXHIBIT A
                         CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF
                  SINGLE SOURCE FINANCIAL SERVICES CORPORATION

               Under Section 805 of the Business Corporation Laws
                              _____________________

     FIRST: The name of the corporation is Single Source Financial Services Corporation. The name under which the corporation was formed is Ream Printing Paper Corp.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on September 19, 1994.

     THIRD: The Amendments of the Certificate of Incorporation effected by this Certificate of Amendment are as follows:

     1. To effectuate a four-for-one forward split of the issued and outstanding common stock of the Company; and

     2. To authorize a class of preferred stock consisting of 10,000,000 shares, par value $0.001.

     FOURTH: To accomplish the foregoing amendments, Article 4 of the Articles of Incorporation relating to the number of authorized shares is hereby stricken out in its entirety and the following new article is substituted in lieu thereof:

                         ARTICLE 4     NUMBER OF SHARES

     This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock". The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

     Effective on the filing of this Certificate of Amendment, each share of issued and outstanding common stock will be subject to a four-for-one forward stock split, and will become four shares.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the New York Business Corporation Law. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall

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     resume  the  status  that  they had prior to the adoption of the resolution originally  fixing  the  number  of  shares  of  such  series.

     FIFTH: The manner in which the foregoing amendments of the Certificate of Incorporation were authorized is as follows:

     The foregoing amendments were approved by the unanimous vote of the Board of Directors and by the written consent of a greater number or proportion of the holders of securities required to approve such amendments.

Signed  on  October  ____,  2001


                         _______________________________
                         Arnold  F.  Sock,  President  of
                         Single  Source  Financial  Services  Corporation

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